EXHIBIT 99.2

   Brinker International, Inc. Savings Plan II, as amended
                   BRINKER INTERNATIONAL, INC.

                         SAVINGS PLAN II



                      W I T N E S S E T H:

     WHEREAS, BRINKER INTERNATIONAL, INC. (the "Company") desires to  adopt  a nonqualified, unfunded plan of deferred compensation to  be known as the BRINKER INTERNATIONAL, INC. SAVINGS PLAN  II,

effective  as  of January 1, 1993, for the benefit  of  a  select group  of  its  eligible  officers and other  highly  compensated employees.

     NOW THEREFORE, the BRINKER INTERNATIONAL, INC. SAVINGS PLAN

II shall be and is hereby adopted effective as of January 1,

1993, to read as follows:

                          TABLE OF CONTENTS

I.   DEFINITIONS AND CONSTRUCTION                              1

II.  ADMINISTRATION                                            4

III. PARTICIPATION                                             7

IV.  DEFERRED COMPENSATION                                     7

V.   ALLOCATIONS, ADJUSTMENTS AND WITHDRAWALS                  9

VI.  SEVERANCE BENEFITS                                       11

VII. DISABILITY BENEFITS                                      13

VIII. DEATH BENEFITS                                          14

IX.  TIME AND MANNER OF PAYMENT OF BENEFITS                   15

X.   ADMINISTRATION OF FUNDS                                  15

XI.  TRUST FUND AND INSURANCE CONTRACTS                       16

XII. FIDUCIARY PROVISIONS                                     16

XIII. AMENDMENTS                                              17

XIV. DISCONTINUATION OF CONTRIBUTIONS AND TERMINATION         18

XV.  MISCELLANEOUS                                            18



                               I.

                  DEFINITIONS AND CONSTRUCTION

     1.01 Definitions. Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

(1)  Accounts:   Collectively, a Participant's  Savings  Account,
     and Company Matching Account. These Accounts may be divided into subaccounts as appropriate.

(2) Act: The "Employee Retirement Income Security Act of 1974," as amended from time to time.
(3) Authorized Leave of Absence: Any absence authorized by the Company under the Company's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leave of Absence.
(4) Base Salary: Regular bi-weekly salary paid to all salaried Employees for their services.
(5)  Benefit Disbursement Date:  With respect to each
Participant, the date the first payment is made under this Plan to provide a benefit for such Participant or his beneficiary. In general, this date shall be within thirty (30) days after the end of the Plan Quarter in which the Participant's death, certified disability or other severance from employment occurs or, in the case of a disputed claim, within thirty (30) days after the claim is settled.
(6) Bonuses: Bonuses payable under the Chili's Manager Deferred Bonus Plan, bonuses payable under the Manager Deferral Plan, monthly and quarterly cash profitability bonuses payable to restaurant managers, and annual incentive payments to home office employees to the extent includible in gross income. Long-term incentive payments made to Company officers are not included in Bonuses. The Chili's Manager Deferred Bonus Plan and manager
Deferral Plan are informal arrangements under which the Employee is promised additional compensation in connection with his salary review if he or she remains with the employer and performs services. This promise relates to services to be performed in the future and not to services that have been performed before the promise.
(7)  Code:  The Internal Revenue Code of 1986, as amended.
(8) Committee: The administrative committee appointed by the Directors to administer the Plan.
(9)  Common Stock:  The common stock of Brinker International,
Inc.
(10) Company: Brinker International, Inc., a Delaware corporation.
(11) Company Matching Account: An individual Account for each Participant to which is credited the Company Matching Credits and to which is credited or debited such Account's allocation of net income or net loss of the individual determined on the basis of the performance of the fund or funds in which such account is considered to be invested.
(12) Company Matching Credits: Amounts credited under the Plan by the Employing Company and allocable on a Participant's behalf pursuant to Section 4.02.
(13) Compensation: The total of all wages and other amounts paid by the Company or any Employing Company (in the course of its business) to or for the benefit of an Employee for services rendered or labor performed which is required to be reported on the Employee's Form W-2, excluding, however, amounts paid or reimbursed by the Company or Employing Company for moving expenses incurred by the Employee (but only to the extent it is reasonable to believe at the time of the payment that the moving expenses will be deductible under Section 217 of the Code), and without regard to any rules that limit the amount to be included in wages based on the nature or location of the service performed. Notwithstanding the foregoing, for purposes of Section 1.01(15), 4.01 and 4.02, a Participant's Compensation shall include amounts which he could have received in cash in lieu of a contribution to a cafeteria plan described in Section 125 of the Code, a Savings Deferral under this Plan and any salary deferral or elective contributions under any Section 401(k) plan, and shall exclude any income, whether or not reportable on Form W-2, which is attributable to any stock options issued by the Company.
(14) Directors:  The Board of Directors of the Company.
(15) Eligible Employee: Any Salaried Employee: (i) who was in the group consisting of the highest paid one percent (1%) of all the Employees of the Company and Employing Companies for the immediately preceding year when ranked on the basis of Compensation received during such preceding Plan Year, or (ii) whose annual rate of Base Salary as determined on the date he first performs any service for the Company or any Employing
Company placed him in the group consisting of the highest paid one percent (1%) of all the Employees of the Company and Employing Companies when ranked on the basis of annual rate of Base Salary, and (iii) who is not eligible for the Plan Year, for which the determination is made, to receive any benefit accrual under any qualified defined benefit plan maintained by the Company or Employing Company or to make any deferral under any qualified cash or deferred arrangement, maintained by the Company or Employing Company. Once an Employee becomes an Eligible
Employee he shall remain an Eligible Employee as long as he continues to be an Employee of an Employing Company.
(16) Employee: Any individual employed by the Company, or by any other Employing Company.
(17) Employing Company: The Company and any other corporation, association, partnership, or proprietorship which adopts this Plan in accordance with the consent of the Company shall be called an "Employing Company".
(18) Enrollment Form: That form provided by the Committee pursuant to which the Participant authorizes the Company to reduce his future Compensation in the elected amount and in consideration of which the Company agrees to make a Company matching Credit on his behalf.
(19) One-Year Break-in-Service: Any period of severance (as described in Section 6.03) of at least twelve (12) months. If a single period of severance extends for more than twelve (12) months, there shall be a one-Year Break-in-Service for each consecutive twelve (12) month period contained in the period of severance.
(20) Participant: Any Employee who has met the eligibility requirements for participation in this Plan as set forth in
Article III herein and has elected to participate by filing a properly executed Enrollment Form.
(21) Plan: This Brinker International, Inc. Savings Plan II, which is a nonqualified, unfunded plan of deferred compensation for a select group of officers and other highly compensated employees of the Company and Employing Companies, as it may be amended from time to time.
(22) Plan Quarter: Any three (3) consecutive month period commencing on January 1, April 1, July 1, or October 1 of any
Plan Year.
(23) Plan Year: Any twelve (12) consecutive month period commencing upon January I of each year.
(24) Salaried Employee: An Employee who is listed in the Employing Company's books and paid on a salaried basis.
(25) Savings Account: An individual account for each Participant to which is credited the Savings Deferrals made by such Participant and to which is credited or debited such Account's allocation of net income or net loss determined on the basis of the performance of the fund, or funds, in which such account is considered to be invested.
(26) Savings Deferrals: Deferrals made under the Plan by a Participant in accordance with the Participant's elections to defer Compensation under the Plan's deferral arrangement as described in Section 4.01.
(27) Taxable Year: The annual accounting period adopted by the Company for federal income tax purposes.
(28) Trust Agreement: Any agreement entered into between the Company and a Trustee establishing a trust to hold and invest some or all of the contributions made under the Plan and from which the benefits may be distributed. Any such agreement must be a model trust agreement as approved by the Internal Revenue
Service in Rev. Proc. 92-64 or its successor.
(29) Trust Fund: Any funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Participants and their beneficiaries, or the creditors of the Company in the event of the Company's insolvency, together with all income, profits and increments thereto.
(30) Trustee: The trustee or trustees qualified and acting under the Trust Agreement that may, at any time, form part of this Plan.
(31) Valuation Date: The last day of any calendar quarter (or the next preceding business day if such date falls on a weekend or holiday), and such other date(s) as the Committee may designate from time to time.
(32) Vested Interest: That percentage of a Participant's Company Matching Account which, pursuant to the Plan, is nonforfeitable.
(33) Vesting Service: The measure of service used in determining a Participant's Vested Interest.
     1.02 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

1.03 Headings. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.
                               II.

                         ADMINISTRATION

     2.01 Appointment of Committee. The Company shall be the Plan Administrator. However, the general administration of the Plan shall be delegated to the Committee which shall be appointed by the Directors and shall consist of three (3) or more persons. Any individual, whether or not an Employee, is eligible to become a member of the Committee. Each member of the Committee shall, before entering upon the performance of his duties, qualify by signing a consent to serve as a member of the Committee under and pursuant to the Plan and by filing such consent with the records of the Committee.

2.02 Term, Vacancies. Resignation and Removal. Each member of the Committee shall serve for a term of one (1) year and thereafter until his successor is appointed. The Directors may, in their discretion, reappoint a member of the Committee for a subsequent term or terms. If at any time and for any reason there is a vacancy on the Committee, the Directors shall appoint a substitute member to fill such vacancy for the remainder of the then current one (1) year term.
     At any time during his term of office, a member of the Committee may resign by giving written notice to the Directors and the Committee, such resignation to become effective upon receipt by the Company. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Directors.

     2.03 Officers, Records and Procedures. The Committee may select officers and may appoint a secretary who need not be a member of the  Committee. The Committee shall keep appropriate  records  of its proceedings and the administration of the Plan and shall make
available   for  examination  during  business   hours   to   any
Participant or beneficiary of a deceased Participant such records as pertain to that individual's interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

2.04 Meetings. The Committee shall hold meetings upon such notice and at such time and places as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee.
2.05 Self-Interest of Participants. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Directors shall decide the matter in which such Committee member is disqualified.
2.06 Claims Review. Upon the retirement, death or other severance of employment, a Participant, his beneficiary or representative may make application to the Committee requesting payment of benefits due him under the terms of the Plan. The committee shall accept, reject or modify such request and shall no later than the end of the Plan quarter in which such retirement, death, or other severance of employment occurs, notify the Participant, beneficiary or representative in writing, setting forth the response of the Committee and, in the case of a denial or modification, the Committee shall:
     (a) State the specific reason or reasons for the denial or modification;

(b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;
(c) Provide a description of any additional material or information necessary for the Participant, his beneficiary or representative to perfect the claim and an explanation of why such material or information is necessary; and
(d)  Explain the Plan's claim review procedure as contained
herein.
In the event the request is denied or modified, and the Participant, beneficiary or representative desires to have such denial or modification reviewed, he may, before the end of the period prescribed for making payments pursuant to Section 1.01(5), submit a written request for review by the Committee of its initial decision. Within sixty (60) days following such request for review (unless special circumstances, such as the need to hold a hearing, if necessary, requires an extension of time for processing, in which case upon notice to the claimant before the expiration of such sixty (60) day period, such period shall be extended to one hundred twenty (120) days) the Committee shall, after providing a full and fair hearing, render its final decision in writing to the Participant, beneficiary or representative stating specific reasons for such decision.

     2.07 Compensation, Bonding and Expenses of Committee Members. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by applicable law, or required by the Company, members
of   the  Committee  shall  furnish  bond  or  security  for  the performance  of  their  duties hereunder. Any  expenses  properly
incurred   by  the  Committee  incident  to  the  administration,
termination, or protection of the Plan and Trust, including the cost of furnishing any bond or security, shall be paid as provided in Section 10.01.

2.08 Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:
     (a) To make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company;

(b) To construe all terms, provisions, conditions and limitations of the Plan, and in all such cases, the construction necessary for the Plan to constitute a nonqualified, unfunded plan of deferred compensation under the applicable provisions of the Code and meet the requirements for exemption from Parts 2, 3 and 4 of Title I of the Act shall control;
(c) To correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;
(d) To employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Committee may deem necessary or advisable in the proper and efficient administration of the Plan;
(e)  To determine all questions relating to eligibility;
(f) To determine the amount of any benefits due under the terms of the Plan and to prescribe procedures to be followed by distributees in obtaining benefits;
(g) To prepare, file and distribute, in such manner as the Committee determines to be appropriate, such action of shareholders or disinterested directors or otherwise, to the extent permitted by law. Payments of any indemnity, expenses or fees under this Section shall be made solely from assets of the Company and not, directly or indirectly, from trust funds.
                              III.

                          PARTICIPATION

     3.01 Eligibility. Any Employee who is an Eligible Employee on the date he commences employment shall be entitled to become a Participant commencing with the first pay period beginning on or after the first day of the month coincident with or immediately following the date on which he first performs any service for the Company or any Employing Company. Any other Eligible Employee shall be entitled to become a Participant commencing with the first pay period beginning on or after the first day of the Plan Year in which he becomes an Eligible Employee.

     Any Eligible Employee who was a Participant prior to a termination of his employment shall be eligible to become a Participant immediately upon his re-employment as an Eligible
Employee.

     Participation in the Plan is voluntary. Any Eligible Employee entitled to become a Participant may do so upon the date on which he first becomes so entitled by executing and filing with the Committee, prior to such date, the Enrollment Form prescribed by the Committee. Any Eligible Employee who does not become a Participant upon the date on which he first becomes entitled may become a Participant the first day of any subsequent Plan Year by executing and filing such Enrollment Form prior to the first day of such Plan Year.

     3.02 Effect of Change in Compensation. Even though a Participant's Compensation in a subsequent year is below the dollar limitation referred to in Section 1.01(15)(i), such Participant shall be entitled to remain a Participant despite the change in Compensation.

                               IV.

                      DEFERRED COMPENSATION

     4.01 Savings Deferrals.

     (a) A Participant shall elect to defer an amount not in excess of an integral percentage of from one percent (1%) to twenty percent (20%) of his Base Pay plus an integral percentage of from one percent (1%) to one hundred percent (100%) of the Bonus payments he would otherwise have received in cash (the Savings Deferral) for a Plan Year by having the Company retain the amount so deferred as a credit to his Savings Account under the Plan.

     Compensation for a Plan Year not so deferred by such election or by any other applicable deferral election [e.g.,
Section 125 of the Code] shall be received by such Participant in cash. A Participant's initial election to defer an amount of his Compensation pursuant to this Section 4.01 shall be made by properly executing an Enrollment Form. The reduction in a Participant's Compensation for a Plan Year pursuant to his election under an Enrollment Form shall be effected by Compensation reductions in each payroll check and/or bonus payment as appropriate, within such Plan Year; provided, however, that no reductions may be made in any payments to which a Participant is entitled under the Chili's Manager Deferred Bonus Plan or the Manager Deferral Plan. Thus, although the amounts that may become payable under these practices may be considered in determining a Participant's maximum deferral under this Plan, all such amounts shall be paid at the same time and in the same amount and manner as if the Participant were not participating in this Plan.

     (b) A Participant's Enrollment Form shall be effective as to Compensation earned for services performed on or after the first pay period commencing on or after the first day of the first Plan Year after it is executed, except that for a Participant who becomes an Eligible Employee on a date within the Plan Year, the Participant may execute an Enrollment Form within thirty (30) days of becoming an Eligible Employee and the Enrollment Form shall be effective as to Compensation earned for Services performed starting with the first pay period commencing on or after the first day of the first month after it is executed (with regard to bonuses, this will require prorating if the effective date of the Participant's enrollment does not coincide with the beginning of the period during which the services giving rise to the bonus are performed.

(c) A Participant may cancel his Enrollment Form, effective as of the first pay period commencing on or after the first day of any future Plan Year, by executing the form prescribed by the Committee for such purpose prior to the beginning of such future Plan Year. A Participant who so cancels his Enrollment Form may resume active participation in the Plan, effective as of the first pay period commencing on or after the first day of any Plan Year beginning after the Plan Year in which the cancellation applied, by executing a new Enrollment Form prior to the first day of such subsequent Plan Year.
     4.02 Company Matching Credits. As soon as administratively feasible after the end of each Plan Quarter, the Employing Company shall credit to the Company Matching Account of each Participant who is not an officer of the Employing Company or a participant in the Chili's manager Deferred Bonus Plan, an amount which as of the date of the credit when added to the Section 6.04 forfeitures, if any, then available for allocation to the Participant's Company Matching Account, equals twenty-five percent (25%) of the Savings Deferral made pursuant to Section
4.01 by the Participant up to a maximum of twenty-five percent (25%) of the first five percent (5%) of such Participant's Compensation. This Company Matching Credit made on behalf of Participants who are not officers of the Employing Company shall be expressed in shares and fractions of shares of Common Stock at the fair market value of such Common Stock on the date credited. The fair market value for this purpose shall be the average of the daily closing prices of the Common Stock on the New York Stock Exchange over each of the immediately preceding twenty (20) trading days. Company Matching Credits on behalf of Participants who are officers of an Employing Company shall be treated as though made in cash and invested by the Participant in one or more of the five (5) funds described in Section 5.03(a).

4.03 Payments to Trustee. Credits to the Plan may be contributed directly to the Trustee at any time. On or about the date of any such contribution, the Committee shall be informed as to the amount of such contribution.
                               V.

            ALLOCATIONS, ADJUSTMENTS AND WITHDRAWALS
                   IN ACCOUNT VALUES OF FUNDS

     5.01  Allocation  of  Deferrals,  Matching  Allocations  and
Forfeitures.

     (a)  Savings Deferrals made by a Participant pursuant to Section
4.01 shall be credited to such Participant's Savings Account as soon as administratively feasible after the last day of the pay period in which they are deferred.

(b) The Company Matching Credits (and forfeitures available for allocation) for each Plan Quarter shall be credited as of the end of each such Plan Quarter to the Company Matching Accounts of the Participants in the amount determined under Section 4.02 of the Plan.
(c) Each Participant's Accounts shall be divided into subaccounts to reflect such Participant's investment designation in a particular fund option(s) pursuant to Section 5.03, his distribution designation made on the Enrollment Form or Forms, or for any other good administrative purpose.
     5.02  Valuation of Accounts and Adjustment for Earnings  and
Losses.

     (a) A Participant's Accounts shall be adjusted as of each applicable Valuation Date to reflect the earnings and/or losses that would have resulted if those Accounts had actually been invested in accordance with the Participant's selection in the Common Stock and mutual fund options described in Section 5.03. All Accounts and Subaccounts shall be valued at fair market value as of the Valuation Date, that they would have had if actually invested in accordance with the elections made by the Participant in accordance with Section 5.03. The fair market value of Common Stock reflected in the Participant's Company Matching Account shall be considered to be the average of the daily closing prices of such Common Stock on the New York Stock Exchange over each of the twenty (20) trading days immediately preceding the Valuation Date. An amount equal to any dividends that would have been paid on the Common Stock considered to be held since the preceding Valuation Date (had the actual stock been held) shall also be credited to such Accounts.

(b) If a Participant's employment is terminated for any reason or he is no longer eligible to participate in this Savings Plan, such Participant's Savings Account and Company Matching Account under this Plan, shall continue to receive periodic adjustments pursuant to this Section; provided, however, that the value of such Accounts as of the date of the preceding valuation date shall be reduced by the amount of any payments made therefrom since the date of such preceding valuation.

     5.03 Investment Options.

     (a) Except as provided in Subsection (c) below, the company Matching Account of a Participant who is not an officer of the Company shall be treated as though it were invested in Company Stock. The Company shall also designate from time to time, certain mutual funds in which Participants' Savings Accounts shall be considered to be invested. The options available for selection by the Participant shall always include at least five
(5) mutual funds designed to permit a diversified selection of risks. Each Participant may select any one option or any combination of options so long as the percentage of his Savings Deferrals elected for any one option is a specified whole percentage of his savings Deferrals. In his Enrollment Form, each Participant shall designate the manner in which his current Savings Deferrals and/or Savings Account shall be considered to be invested, choosing from among the options provided by the Committee, for purposes of determining increases or decreases in the value of such Savings Account. A Participant who is an officer of the Company shall be entitled to designate the manner in which his Company Matching Credits and/or Company Matching Account shall be considered invested, choosing from among the same mutual funds in the same manner as in the case of his Savings Account. No other type of designation will be permitted.

     (b) A Participant may designate how much of his Savings Deferrals and Savings Account shall be considered to be invested in each fund option. Subject to Subsection (c) below, a Participant may designate all of his Savings Deferrals to any one fund option or any combination of fund options so long as the percentage designated to any one fund option is a specified whole percentage of his Savings Deferrals or Savings Account. No other type of designation will be permitted.

(c) A Participant may change his option designation for his future Savings Deferrals, at any time, effective as of the first day of the first pay period beginning in the next Plan Quarter and/or his designation for his existing Savings Account balances, effective as of the first day of the next Plan Quarter, by instruction through a telephone access system made before the beginning of such Plan Quarter. Any and all changes in options shall be in whole percentages of his Savings Deferrals or his Savings Account balance. A Participant who is not an officer of the Company and who has attained age fifty-five (55) shall also have the same right to change his option designation for the future Company Matching Credit to which he may become entitled and his existing Company Matching Account at the same time and in the same manner as his Savings Deferrals and Savings Account. Again, any and all such changes will be in whole percentages of the Participant's Company Matching Credits and/or Company Matching Account.
(d) The options described in Subsections (a), (b) and (c) above are solely for purposes of enabling the Participant to determine the method for measuring the change in value of his accounts. The Company is not required to actually acquire or provide any of the investment options designated by a Participant. The actual investment of any assets that may be transferred to a grantor trust forming part of the Plan shall be made by the Trustee subject to such direction as may be provided by the Committee and shall be held in the name of the Company or the Trustee.

     5.04 Withdrawals. A Participant who has an unforeseeable emergency, as determined by the Committee, may withdraw from his Savings Account or from the vested portion of his Company
Matching Account, an amount not to exceed the lesser of:

     (a) The then value of his Savings Account and the vested portion of his Matching Account, as of the Valuation Date coincident with or immediately preceding the withdrawal, or

(b) The lesser amount determined by the Committee under the standards set forth herein, as being available for withdrawal pursuant to this section.
     For purposes of this Section, "unforeseeable emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if early withdrawal were not permitted. A withdrawal based upon unforeseeable emergency pursuant to this Section shall not exceed the amount required to meet the immediate financial need created by the unforeseeable emergency (including the amount required to pay taxes due on the withdrawal) and not reasonably available from other resources of the Participant. The determination of the existence of a Participant's unforeseeable emergency and the amount required to be distributed to meet the need created by the unforeseeable emergency shall be made by the Committee.

                               VI.

                       SEVERANCE BENEFITS

     6.01 No Benefits Unless Herein Set Forth. Except as set forth in this Article, upon termination of employment of a Participant for any reason other than total and permanent disability or death, such Participant shall acquire no right to any benefit from the Plan or the Trust Fund.

6.02 Severance Benefit. Each Participant whose employment is terminated for any reason other than certified disability or death shall be entitled to a benefit equal in value to the sum of:
     (a) The value of his Savings Account (inclusive of any Savings deferrals made after a Valuation Date), as of the Valuation Date coincident with or next preceding his Benefit Disbursement Date; and

(b) His Vested Interest, if any, in the balance in his Company Matching Account as of the Valuation Date coincident with or next preceding his Benefit Disbursement Date.
     For purposes of this Section, a Participant's Vested Interest shall be determined by such Participant's full years of "Vesting Service" in accordance with the following schedule:

   Full Years of Vesting Service             Vested Interest

   Less than two (2) years                         0%

   Two (2) years but less than 3 years            25%

   Three (3) years but less than 4 years          50%

   Four (4) years but less than 5 years           75%

   Five (5) years or more                        100%


     Notwithstanding the foregoing, a Participant shall be one hundred percent (100%) vested in the balances in his Company Matching Account no later than the fifth (5th) anniversary of the date he first became a Participant if he is still employed by the Company on such fifth (5th) anniversary.

     A Participant shall at all times have a 100% fully vested nonforfeitable interest in his Savings Account.

     6.03 Vesting Service. Vesting Service shall begin to be counted from January 1, 1993 forward.

     (a) Subject to the provisions of Subsection (b), except as otherwise provided below, in determining the number of full years of Vesting Service, non-successive periods of service shall be aggregated, and less than whole year periods of service (whether or not consecutive) shall be aggregated on the basis that 365 days of service equal a whole year of Vesting Service. For this purpose a period of service commences on the later of (i) the first day the Employee performs an Hour of Service for an Employing Company or a Controlled Company or (ii) January 1, 1993 and ends on the earlier of (i) the date of the Employee's subsequent separation from service due to quit, discharge, retirement or death, or (ii) twelve (12) months from the date on which the Employee was first absent from service for any reason other than those listed in (i). If an Employee severs from service by reason of a quit, discharge, or retirement, and the Employee then performs any service for the Company or any Employing Company within twelve (12) months of the severance from service date, such Employee's period of severance shall be deemed to have been a period of service. If an Employee severs from service by reason of a quit, discharge, or retirement during any absence from service for any reason other than a quit, discharge, or retirement and then performs any service within twelve (12) months of the date on which the Employee was first absent from service, such Employee's period of severance shall be deemed to have been a period of service. Any period of severance of twelve
          (12) months or more shall constitute a One-Year-Break-in-Service for each twelve (12) month period of severance. An Authorized Leave of Absence and any absence from service due to maternity leave, paternity leave or military leave shall be treated as a period of service or a period of severance in accordance with the law and the applicable Company policies in effect during the period of such absence.

(b) In the case of a Participant who terminates employment at a time when he does not have any Vested Interest in his Company Matching Account and who then incurs a period of severance of consecutive One-Year-Breaks-in-Service which equals or exceeds the greater of: (i) five (5) years, or (ii) his years of Vesting Service prior to such period of severance, such Participant's years of Vesting Service completed before such period of severance shall be disregarded in determining his years of Vesting Service.
     6.04 Forfeitures. The forfeitable portion (if any) of a terminated Participant's Company Matching Account shall become a forfeiture as of his date of termination of employment and shall be available for allocation as a part of the Company Matching
Contribution next coming due to the Accounts of the eligible Participants as set forth in Section 4.02. Notwithstanding the foregoing, if a Participant who incurred a forfeiture is re employed before he incurs five (5) consecutive One-Year-Breaks-in -Service, the forfeited amount shall be restored to such Participant's Company Matching Account unadjusted for any gains or losses that would have occurred during the period of the forfeiture.  Any  such  restoration  shall  be  made  as  of  the valuation Date next succeeding the date of re-employment. Notwithstanding anything to the contrary in this Plan, any restoration shall be made first from current forfeitures otherwise available to reduce Company Matching Credits.

6.05 Termination of Employment. The following shall not constitute a termination of employment for purposes of distribution of benefits under the Plan:
     (a) An Authorized Leave of Absence, provided, however, that failure to return to the employ of an Employing Company upon the expiration of such Authorized Leave of Absence shall constitute a termination as of the date of such expiration; or

(b)  Transfer to employment with any Employing Company.
     6.06 Sale of Assets. Notwithstanding any other provision of the Plan to the contrary, in the event that either the Company or other Employing Company sells substantially all of its assets used by it in its trade or business, an Employee whose employment is terminated because he becomes employed by the entity acquiring such assets shall receive a distribution in an amount equal to his Vested Interest in his Accounts determined as of the Valuation Date coincident with or next preceding his Benefit Disbursement Date.

                              VII.

                       DISABILITY BENEFITS

     7.01 Disability Determined. Upon written request by the Participant or upon the Committee's own initiative, the Committee shall determine whether a Participant has become unable to perform the duties of his position due to a physical or mental disability and shall so notify such Participant within sixty (60) days thereafter. A Participant shall be considered disabled if such disability is so certified by the Committee and, unless waived by the Committee as unnecessary, supported by a written medical opinion that such Participant will be incapable of performing his job for physical or mental reasons and the Participant has terminated his employment.

7.02 Disability Benefits. In the event of the disability of a Participant, as of the Committee's certification thereof, such Participant shall be vested in one hundred percent (100%) of his Company Matching Account and shall be entitled to a benefit equal in value to the sum of the balances in his Accounts as of the Valuation Date immediately preceding his Benefit Disbursement Date.
                              VIII.

                         DEATH BENEFITS

     8.01 Death Benefits. Upon the death of a Participant, the Participant's Company Matching Account shall be one hundred percent (100%) vested and the Participant's beneficiary shall be entitled to a benefit equal in value to the sum of the balance in his Accounts as of the Valuation Date immediately preceding his Benefit Disbursement Date.

8.02 Designation of Beneficiaries.
     (a) Each Participant shall have the unrestricted right to designate the beneficiary or beneficiaries to receive payment of his benefit. Each such designation shall be made by executing a "Beneficiary Designation Form" and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Participant who is married on the date of his death designates other than his surviving spouse as his beneficiary, such designation shall not be effective unless: (i) such spouse has consented thereto in writing, and such consent acknowledges the effect of such designation and is witnessed by a Plan representative (other than the Participant) or a notary public; or (ii) such consent may not be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury regulations.

(b) If no such designation is on file with the Committee at the time of the death of the Participant or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:
          (1) If a Participant leaves a surviving spouse, his benefit shall be paid to such surviving spouse;

(2) If a Participant leaves no surviving spouse, his benefit shall be paid to such Participant's executor or administrator.
     8.03 Benefits Payable to Minors or Other Persons with Limited Financial Responsibility. If any amount is payable under this Plan either to a minor or to any beneficiary who appears to have limited or restricted financial responsibility, the Committee shall have the sole and absolute right to either pay such benefits to such person or to pay such benefits to a custodial parent or guardian or guardian ad litem of such minor or other person or to the trustee of a medicare support trust for such person, or to such other person or persons as the Committee shall determine.

                               IX.

             TIME AND MANNER OF PAYMENT OF BENEFITS

     9.01 Time of Payment.  Subject to the provisions of Section 5.04
relating   to   withdrawals,  and  Section  14.02   relating   to
termination of the Plan, a Participant's Savings Account and Company Matching Account shall be distributed on his Benefit Disbursement Date.

9.02 Form of Benefits for Participants. For purposes of Article VI or VII, Plan benefits shall be paid in cash; except for any portion of such benefits which was treated as invested in Company Common Stock at the time the Participant became entitled thereto, which portion shall be distributed in Common Stock, with the value of any fractional shares to be paid in cash, provided, however, that the Participant may elect to receive the portion of his benefit which was considered to be invested in Common Stock in cash in lieu of Common Stock in accordance with applicable procedures established by the Committee. Notwithstanding the foregoing, any distributions made after the adoption of any resolution to terminate the Plan in accordance with Section 14.02 shall be made solely in cash to the extent possible.
     9.03 Death Benefits.  For purposes of Article VIII, the death
benefit  for  a  deceased  Participant  shall  be  paid  to   his
designated beneficiary in a lump sum in cash; provided, however, that the beneficiary may elect to receive the portion of the benefit which was considered to be invested in Common Stock as of the date of the Participant's death in shares of Common Stock (with the value of any fractional shares being paid in cash) but only if such distribution becomes payable before the adoption of any resolution to terminate the Plan in accordance with Section 14.02.

                               X.

                     ADMINISTRATION OF FUNDS

     10.01 Payment of Expenses. All expenses incident to the administration of the Plan and any related Trust may be paid by the Company or Employing Company and, if not paid by the Company or any Employing Company, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Participants, beneficiaries and creditors.

10.02 Participants' Accounts. The Committee shall maintain accounts in the name of each Participant, but the maintenance of an account designated as the account of a Participant shall not mean that such Participant shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled funds. In the case of any Participant who works for more than one (1) Employing Company, the Accounts shall be maintained in such a manner as to enable the Committee to determine that portion of the Accounts attributable to Contributions and Savings Deferrals from each such Employing Company.
10.03 Distributions from Participants' Accounts. Distributions from a Participant's Accounts shall be made only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Participant or for his benefit shall be debited to such Participant's Accounts.
                               XI.

               TRUST FUND AND INSURANCE CONTRACTS

     11.01 Trust Must Be Grantor Trust. As a means of administering the amounts credited to Participants and anticipating the liability each Employing Company will incur under the terms of this Plan, the Company may enter into one or more Trust Agreements with one or more Trustees and the Employing Companies may contribute to the Trust(s) assets that shall be held therein subject to the claims of each Employing Company's creditors in the event of the Employing Company's insolvency until paid to Participants and their Beneficiaries in such manner and at such times as specified in this Plan; provided, however, that any such Trust Agreement and any assets held by the Trustee to assist it in meeting its obligations shall conform to the terms of the Internal Revenue Service model grantor trust agreement as set forth in Revenue Procedure 92-64 or its successor. The Trust Agreement may be amended from time to time as the Company deems advisable, and as the Internal Revenue Service may require or permit, in order to effectuate the purpose of the Plan. In the event of the merger, acquisition, or reorganization of the Trustee, the surviving entity, if still empowered with trust powers, shall continue as Trustee unless and until removed as otherwise provided in the Trust Agreement.

11.02 Insurance Contracts. As a means of administering the amounts credited to Participants and anticipating the liability each Employing Company will incur under the terms of this Plan, the Company or the Trustee may purchase insurance contracts, including life insurance contracts on the lives of some or all of the Plan Participants; provided, however, that in any case in which the owner and/or beneficiary of any such insurance contract is a person other than an Employing Company and/or the Trustee, the Company shall prepare, or cause to be prepared, appropriate Federal tax reports.
                              XII.

                      FIDUCIARY PROVISIONS

     12.01 Article Controls. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

12.02 General Allocation of Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole responsibility for authorizing contributions under the Plan and shall have the sole authority to appoint and remove members of the Committee and to amend or terminate this Plan in whole or in part. The Directors shall also have the authority to appoint and remove the Trustee and to override the authority of the Committee in this regard. Except as otherwise specifically provided, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided, the Trustee shall have the sole responsibility for holding and administering the assets under the Trust. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.
12.03 Fiduciary Liability. A fiduciary shall not be liable in any way for any acts or omissions constituting a breach of fiduciary responsibility and occurring prior to the date he becomes a fiduciary or after the date he ceases to be a fiduciary.
12.04 Delegation and Allocation. The Committee may appoint subcommittees, individuals or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate their fiduciary responsibility in making or continuing such delegation.
                              XIII.

                           AMENDMENTS

     No amendment of the Plan may be made which would reduce any then nonforfeitable interest of a Participant. Subject to these limitations, the Directors may make any amendment to the Plan including, but not limited to, an increase or decrease of deferrals or contributions, a change or modification of the method of allocation of contributions or forfeitures, or a change of the provisions relating to the administration of the Plan.

     If the Plan's vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage each Participant with at least three (3) years of Vesting Service, as described in Section 6.02, with the Company and/or any other
Employing Companies may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall begin no later than the date upon which the amendment is adopted or deemed to be made and shall end no later than the latest of the following dates: (i) the date which is sixty (60) days after the day the amendment is adopted or deemed to be made; (ii) the date which is sixty (60) days after the day the amendment becomes effective; or (iii) the date which is sixty
(60) days after the day the Participant is issued written notice of the amendment by the Company.

     In the event of an amendment, each Employing Company will be deemed to have consented to and adopted the amendment unless the Employing Company notifies Brinker International, Inc., the Committee and the Trustee to the contrary in writing within thirty (30) days after receipt of a copy of the amendment, in which case the rejection will constitute a withdrawal from this Plan and Trust by that Employing Company.

                              XIV.

        DISCONTINUATION OF CONTRIBUTIONS AND TERMINATION

     14.01 Declaration of Intent. The Company has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, maintain the Plan as herein provided. However, the Company realizes that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable to continue the Plan. Therefore, the Company shall have the power, through resolution duly adopted by the Directors, to discontinue credits under the Plan, terminate the Plan or partially terminate the Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination or partial termination.

14.02 Administration of Plan in Case of Discontinuance of Contributions or Termination.
     (a) If the Plan is amended so as to permanently discontinue Company contributions, or if Company contributions are in fact permanently discontinued, the Vested Interest of each Participant shall be one hundred percent (100%), effective as of the date of discontinuance. In case of discontinuance, the Committee shall remain in existence and all other provisions of the Plan which are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

(b) If the Plan is terminated or partially terminated, the amounts credited to the Accounts of each affected Participant as of the time of such termination or partial termination shall be one hundred percent (100%) vested. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.
(c) Upon discontinuance or termination, any previously unallocated contributions, forfeitures, credits and net increment (or net decrement) shall be allocated among the accounts of the Participants on such date of discontinuance or termination according to the provisions of Article V, as if such date of discontinuance or termination were a Valuation Date. In the event of termination, distribution of all Participants' Accounts shall be made within thirty (30) days after the end of the Plan Quarter in which the termination occurs, and the date of the final distribution shall be treated as a Valuation Date.
                               XV.

                          MISCELLANEOUS

     15.01 Not Contract of Employment. The adoption and maintenance of this Plan shall not be deemed to be a contract between any Employing Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of any Employing Company or to restrict the right of any Employing Company to discharge any person at any time nor shall the Plan be deemed to give any Employing Company the right to require any person to remain in the employ of the Employing Company or to restrict any person's right to terminate his employment at any time.

15.02 Rights to Payments of a Claim Against General Assets of the Company. This Plan is intended to be an unfunded plan for purposes of the Code and Title I of the Act. A Participant's status to enforce his rights under the Plan is that of a general unsecured creditor of his Employing Company and the Plan constitutes a mere promise by the Company or other Employing Company to make benefit payments in the future.
15.03 Alienation of Interest Forbidden. No right or interest of any kind in any benefit shall be transferable or assignable by any Participant or any beneficiary or be subject to anticipation, adjustment, alienation, sale, pledge, encumbrance, garnishment, attachment, execution or levy or any other legal or equitable process.
15.04 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
15.05 Jurisdiction. The situs of the Plan hereby created is Dallas County, Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent pre-empted by federal law.
     IN WITNESS WHEREOF, Brinker International, Inc. has caused this Plan to be executed this 12th day of October , 1993.

                              BRINKER INTERNATIONAL, INC.


ATTEST:                       By:/S/  Ronald A. McDougall
                              Name:   Ronald A. McDougall
/S/ J. L. Tobin               Title:     President
Asst. Secretary


                  CERTIFICATE OF THE SECRETARY

     I, ROGER F. THOMSON, Secretary of Brinker International, Inc., a Delaware corporation (the "Company"), hereby certify that attached hereto is a true, correct, and complete copy of the currently effective Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, dated September 9, 1994, which resolutions relate to the amendment of the Savings Plan II of the Company.

     IN WITNESS WHEREOF, I have hereunto affixed my signature and seal of the corporation this 12th day of September, 1994.

[S E A L]


                              /S/  Roger F. Thomson
                              Roger F. Thomson, Secretary

     SUBSCRIBED AND SWORN to before me, a Notary Public, this 12th day of September, 1994.

[S E A L]

                                   /S/  Rebecca E. Keck
                                   Notary Public, State of Texas

My Commission Expires:                  Printed or Stamped Name:
     July 27, 1997                           Rebecca E. Keck


                UNANIMOUS WRITTEN CONSENT OF THE
        EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS OF
       BRINKER INTERNATIONAL, INC., A DELAWARE CORPORATION

                        September 9, 1994

     Pursuant to the provisions of the Bylaws of Brinker International, Inc., a Delaware corporation (the "Company"), the undersigned, being all the members of the Executive Committee of the Board of Directors of the Company hereby declare that, when all of us have signed this Consent or a counterpart hereof, the following resolutions shall have been consented to, approved of, and adopted to the same extent and to have the same force and effect as if adopted at a meeting of the Executive Committee of the Board of Directors duly called and held for the purpose of acting upon proposals to adopt such resolutions:

     WHEREAS, the Company established and adopted a Savings  Plan
II for the exclusive benefit of employees of the company who become participants, effective January 1, 1993 (the "Plan II");

     WHEREAS, Plan II may be amended further pursuant to the terms and provision of Article XIII thereof;

     NOW THEREFORE BE IT RESOLVED, that Amendment Number One to Plan II, a copy of which has been circulated with this Consent, be and hereby is, approved and adopted and the proper officers of the Company be, and hereby are, authorized and directed to execute and attest Amendment Number One to Plan II for and on behalf of the Company;

     FURTHER RESOLVED, that the Company and any of its officers hereby are, jointly and severally, authorized to take, or cause to be taken, any and all actions deemed, in their judgment, necessary, desirable or appropriate in connection therewith, to execute, acknowledge, verify, deliver, file, certify or record any and all instruments and documents which may be required to effect the foregoing resolutions; and

     FURTHER RESOLVED, that all acts of the officers of the Company which are consistent with the intent of these resolutions shall be and hereby are, in all respects, approved, confirmed and adopted as acts of the Company.
Executed as of the date first above written.

                              /S/  Norman E. Brinker
                              NORMAN E. BRINKER


                              /S/  Ronald A McDougall
                              RONALD A. McDOUGALL


                              /S/  Creed L. Ford, III
                              CREED L. FORD, III


                              /S/  Debra L. Smithart
                              DEBRA L. SMITHART


                              /S/  F. Lane Cardwell, Jr.
                              F. LANE CARDWELL, JR.


                   BRINKER INTERNATIONAL, INC.
                         SAVINGS PLAN IX

                      Amendment Number One

     Brinker International Inc. (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware, having established the Brinker International, Inc. Savings Plan II (the "Plan") pursuant to an instrument effective January l, 1993, and having reserved the power in Article XIII of the Plan to amend the Plan further from time to time, hereby amends the Plan as set forth below, effective as of January l, 1994.

                              *****

     1. Section 1.01(18) Enrollment Form: shall be deleted in its entirety and replaced with the following in lieu thereof:

          (18) Salary Deferral Agreement: That
               agreement provided by the Committee
               pursuant to which the Participant
               authorizes the Company to reduce his
               future compensation in the elected
               amount and in consideration of which the Company agrees to stake a Company
               Matching Credit on his behalf.

     2. The Plan shall be amended throughout by deleting the word "form" and or "enrollment form" and inserting in lieu thereof the word "agreement" and or "salary deferral agreement", respectively, unless the purpose is specifically intended otherwise.

     3. Section 1.01 Definitions. shall be amended by adding at the conclusion thereof the following Subsection:

          (34)       Summary Plan Description (SPD):  A
               written   booklet,  folder   or   binder
               describing   the  Plan   in   a   manner
               calculated  to  be  understood  by   the
               average  Plan Participant and  shall  be
               sufficiently  accurate and comprehensive
               to  inform, the Plan's Participants  and
               beneficiaries   of  their   rights   and
               obligations under the Plan.

               The SPD shall be given to new Employees
               within 90 days after an Employee becomes a Participant or first receives benefits as a beneficiary.

     4. Section 4.02 Company Matching Credits. is amended by deleting the following phrase from the first sentence of such
Section:

     "...or a participant in the Chili's Managers Deferred  Bonus
Plan,.".

     5. Section 4.02 Company Matching Credits. is amended further by deleting in its entirety the last sentence of this Section and inserting in lieu thereof the following:

               Company  Matching Credits on  behalf  of
               Participants  who  are  officers  of  an
               Employing  Company shall be  treated  as
               though made in cash and invested by  the
               Participant in one or more of the mutual
               funds   previously  designated  by   the
               Participant  and  described  in  Section
               5.03(a).

     6. Section 5.03(a) Investment Options. is amended by deleting in its entirety the third sentence of this Subsection and inserting in lieu thereof the following:

               The options available for selection by the Participant shall always include one or more mutual funds designed to permit a diversified selection of risks.


                            * * * * *


     7. Except as hereinabove amended, the provisions of the Plan, as previously established, shall remain in full force and effect.

     IN  WITNESS  WHEREOF, the Company has caused this  Amendment
Number One to the Plan to be executed on this 12th day of September, 1994.

                         BRINKER INTERNATIONAL, INC.


                         By:/S/  Roger F. Thomson



                  CERTIFICATE OF THE SECRETARY

     I, ROGER F. THOMSON, Secretary of Brinker International, Inc., a Delaware corporation (the "Company"), hereby certify that attached hereto is a true, correct, and complete copy of the currently effective Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, dated June 14, 1995, which resolutions relate to the amendment of the Savings Plan II of the Company.

     IN WITNESS WHEREOF, I have hereunto affixed my signature and seal of the corporation this 26th day of June, 1995.

     [S E A L]


                              /S/  Roger F. Thomson
                              Roger F. Thomson, Secretary



     SUBSCRIBED AND SWORN to before me, a Notary Public, this 26th day of June, 1995.

     [S E A L]

                              /S/  Rebecca E. Keck
                              Notary Pub1ic, State of Texas

My Commission Expires:        Printed or Stamped Name:

July 27, 1997                 Rebecca E. Keck



                UNANIMOUS WRITTEN CONSENT OF THE
         EXECUTIVE COMMITTTEE OF THE BOARD OF DIRECTORS
     OF BRINKER INTERNATIONAL, INC., A DELAWARE CORPORATION

                          June 14, 1995

     Pursuant to the provisions of the Bylaws of Brinker International, Inc., a Delaware corporation (the "Company"), the undersigned, being all the members of the Executive Committee of the Board of Directors of the Company hereby declare that, when all of us have signed this Consent or a counterpart hereof, the following resolutions shall have been consented to, approved of, and adopted to the same extent and to have the same force and effect as if adopted at a meeting of the Executive Committee of the Board of Directors duly called and held for the purpose of acting upon proposals to adopt such resolutions:

          WHEREAS, the Company established and adopted a Savings Plan II for the exclusive benefit of employees of the Company who become participants, effective
     January 1, 1993 (the "Plan II");

          WHEREAS, Plan II may be amended further pursuant to the terms and provision of Article XIII thereof

          NOW THEREFORE BE IT RESOLVED, that Amendment Number Two to Plan II, a copy of which has been circulated with this Consent, be and hereby is, approved and adopted and the proper officers of the Company be, and hereby are, authorized and directed to execute and attest Amendment Number Two to Plan II for and on behalf of the Company;

          FURTHER RESOLVED, that the Company and any of its officers hereby are, jointly and severally, authorized to take, or cause to be taken, any and all actions deemed, in their judgment, necessary, desirable or appropriate in connection therewith, to execute, acknowledge, verify, deliver, file, certify or record any and all instruments and documents which may be required to effect the foregoing resolutions; and

          FURTHER RESOLVED, that all acts of the officers of the Company which are consistent with the intent of these resolutions shall be and hereby are, in all respects, approved, confirmed and adopted as acts of the Company.

Executed as of the date first above written.


                              /S/  Norman E. Brinker
                              NORMAN E. BRINKER


                              /S/  Ronald A. McDougall
                              RONALD A. McDOUGALL


                              /S/  Creed L. Ford, III
                              CREED L. FORD, III


                              /S/  Debra L. Smithart
                              DEBRA L. SMITHART


                              /S/  F. Lane Cardwell, Jr.
                              F. LANE CARDWELL, JR.



                   BRINKER INTERNATIONAL, INC.
                         SAVINGS PLAN II

                      Amendment Number Two

     Brinker International, Inc. (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware, having established the Brinker International, Inc. Savings Plan II (the "Plan") pursuant to an instrument effective January 1, 1993, and having reserved the power in Article XIII of the Plan to amend the Plan further from time to time, hereby amends the Plan as set forth below, effective as of January 1, 1995.

                              *****

     1. Section 1.01 (15) Eligible Employee: shall be deleted in its entirety and replaced with the following in lieu thereof:

     "(15) Eligible Employee: Any individual on the payroll of an Employing Company (i) whose wages from the Employing Company are subject to withholding for Federal income tax and FICA purposes; (ii) who is included within a 'select group of management or highly compensated employees,' within the meaning of ERISA, and (iii) who is designated by the Committee as eligible to participate in the Plan."

     2.    Section  11.02  Insurance Contracts:   is  amended  by
deleting the following phrase therefrom:

     "; provided, however, that in any case in which the owner and/or beneficiary of any such insurance contract is a person other than an Employing Company and/or the Trustee, the Company shall prepare, or cause to be prepared, appropriate Federal tax reports."

     3. Except as hereinabove amended, the provisions of the Plan, as previously established, shall remain in full force and effect.

     IN  WITNESS  WHEREOF, the Company has caused this  Amendment
Number Two to the Plan to be executed on this 14th day of June, 1995.

                              BRINKER INTERNATIONAL, INC.


                              By:/S/  Roger F. Thomson